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                                                                     Exhibit 5.1


  [Letterhead of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C.]


                                 May 8, 1998



Vita Food Products, Inc.
2222 West Lake Street
Chicago, Illinois  60612


          Re:  Vita Food Products, Inc.
               Form S-8 Registration Statement
               -------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Vita Food Products, Inc., a Nevada corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 covering 150,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), to be issued and delivered by the Company pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") (the "Purchase Plan Shares"), 325,000 shares of Common Stock issuable pursuant to stock options granted or to be granted pursuant to the Company's 1996 Stock Option Plan (the "Employee Plan") (the "Employee Shares") and 75,000 shares of Common Stock issuable pursuant to options granted or to be granted pursuant to the Company's 1996 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") (the "Non-Employee Director Shares").

     With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinions expressed herein. Based upon the foregoing, we are of the opinion that the Purchase Plan Shares, when issued and sold in accordance with the terms of the Purchase Plan, will be duly authorized, validly issued, fully paid and nonassessable. It is also our opinion that the Employee Shares issuable under the Employee Plan, when issued upon exercise of and in accordance with the terms of stock options outstanding or to be granted under the Employee Plan, will be validly issued, fully paid and non-assessable and that the Non-Employee Director Shares issuable under the Non-Employee Director Plan, when issued upon exercise of and in accordance with the terms of stock options outstanding or to be granted under the Non-Employee Director Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the above referenced Registration Statement.

                                   Respectfully submitted,

                                   /s/ MUCH SHELIST FREED DENENBERG AMENT BELL
                                   & RUBENSTEIN, P.C.
                                   -------------------------------------------
                                   Much Shelist Freed Denenberg Ament Bell &
                                   Rubenstein, P.C.